Exhibit 10.1

FORM OF AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Agreement (the “Amendment”) is entered into between Flow International Corporation (the “Company”), and the undersigned as of September 13, 2005 and amends the Registration Rights Agreement (the “Agreement”) made and entered into as of February 21, 2005, by and among the Company and the investors signatory thereto (each an “Investor” and collectively, the “Investors”). Capitalized terms not specifically defined herein .shall have the same meaning as in the Agreement.

1.	The undersigned are “Investors.” The Investors continue to hold the Registrable Securities acquired pursuant to the Purchase Agreement.

2.	Pursuant to Section 6(f) of the Agreement, the Company and the undersigned agree to amend the definition of the term “Effectiveness Date” as used in the Agreement to substitute 210th_ for “180th” as used in that definition, so that the term “Effectiveness Date” shall read as follows:

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the earlier of: (a)(i) the 210th calendar day following the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the earlier of (i) the 210th calendar day following (x) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

3.	Except as expressly provided for in this Amendment, the Agreement will remain unchanged and in full force and effect. The term “Agreement”, as used in the Agreement and all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as amended by this Amendment.

4.

This form of Amendment is one of several identical forms of Amendment, the others to be executed by other Investors. This Amendment and the other identical forms of Amendment shall become effective when Amendments given by Holders of no less than a majority in interest of the outstanding Registrable Securities shall be delivered to and signed by the Company.

Flow International Corporation

:
Its ______________

Total Shares
	Name of Investors	Number of Registrable Shares Held (Equal to number of shares and warrants purchased under Purchase Agreement)
By:
Its ______________